As filed with the Securities and Exchange Commission on June 18, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELPHI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3430473

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5725 Delphi Drive
Troy, Michigan 48098

(Address of Principal Executive Offices)

ASEC Manufacturing Savings Plan
Delphi Mechatronic Systems Savings-Stock Purchase Program
Delphi Personal Savings Plan for Hourly-Rate Employees in the United States
Delphi Savings-Stock Purchase Program for Salaried Employees in the United States

(Full title of the plan)

Alan S. Dawes, Director, Vice Chairman and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive, Troy, Michigan 48098

(Name and address of agent for service)

(248) 813-2000

(Telephone number, including area code)

CALCULATION OF REGISTRATION FEE
REGISTRATION OF ADDITIONAL SECURITIES
SIGNATURES
SIGNATURE
INDEX TO EXHIBITS
Opinion of Diane L Kaye
Independent Auditors' Consent

CALCULATION OF REGISTRATION FEE

Title of Securities to	Amount to be registered	Proposed	Proposed	Amount of
be registered	(1)(2)(3)	Maximum	Maximum	Registration fee
		Offering price	Aggregate
		Per share (2)	Offering price (2)

Common Stock ($0.01 par value)	75,100,000 shares	$8.65	$649,615,000	$52,554

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under each plan in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The price is based on the average of the highest and lowest prices for the Common Stock as reported on the New York Stock Exchange on June 16, 2003.

(3)	Amount includes 300,000 shares issuable under the ASEC Manufacturing Savings Plan, 300,000 shares issuable under the Delphi Mechatronic Systems Savings-Stock Purchase Program, 17,500,000 shares issuable under the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States, and 57,000,000 shares issuable under the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

     Delphi Corporation (“Delphi”) hereby incorporates by reference into this registration statement the contents of the Registration Statements on Form S-8 filed on behalf of Delphi and the ASEC Manufacturing Savings Plan on May 20, 1999 (File No. 333-78897) and on December 6, 2000 (File No. 333-51340); the Delphi Mechatronic Systems Savings-Stock Purchase Program Plan on June 28, 2001 (File No. 333-64030) and on June 28, 2002 (File No. 333-91444); the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States Plan on May 20, 1999 (File No. 333-78895), on March 15, 2000 (File No. 333-32552) and on September 6, 2001 (File No. 333-69010); and the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States Plan on May 20, 1999 (File No. 333-78895) and on March 15, 2000 (File No. 333-32552).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 18, 2003.

DELPHI CORPORATION

(Registrant)

By: /s/ J.T. Battenberg III

(J.T. Battenberg III, Chairman of the Board of Directors, Chief Executive Officer and President)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2003 by the following persons in the capacities indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the ASEC Manufacturing Savings Plan, the Delphi Mechatronic Systems Savings-Stock Purchase Program, the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States, and the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ J.T. Battenberg III (J.T. Battenberg III)	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Alan S. Dawes (Alan S. Dawes)	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ Donald L. Runkle (Donald L. Runkle)	Director, Vice Chairman and Chief Technology Officer

/s/ John D. Sheehan (John D. Sheehan)	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ John D. Opie (John D. Opie)	Director (Lead Independent Director)

/s/ Oscar de Paula Bernardes Neto (Oscar de Paula Bernardes Neto)	Director

/s/ Robert H. Brust (Robert H. Brust)	Director

/s/ Virgis W. Colbert (Virgis W. Colbert)	Director

/s/ David N. Farr (David N. Farr)	Director

/s/ Dr. Bernd Gottschalk (Dr. Bernd Gottschalk)	Director

/s/ Shoichiro Irimajiri (Shoichiro Irimajiri)	Director

/s/ Roger S. Penske (Roger S. Penske)	Director

/s/ Patricia C. Sueltz (Patricia C. Sueltz)	Director

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the administrator of each Plan has duly caused the Registration Statement to be signed on behalf of each such Plan by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan as of June 18, 2003.

ASEC MANUFACTURING SAVINGS PLAN

By: /s/ F. Thomas Sprunger
Name: F. Thomas Sprunger Title: Manager, Human Resources

DELPHI MECHATRONIC SYSTEMS SAVINGS STOCK PURCHASE PROGRAM

By: /s/ Terry D. Boudreau Name: Terry D. Boudreau Title: Director, Human Resources

DELPHI PERSONAL SAVINGS PLAN FOR HOURLY-RATE EMPLOYEES IN THE UNITED STATES

By: /s/ Michael S. Fligstein Name: Michael S. Fligstein Title: Director, Pension and Welfare Benefit Plans

DELPHI SAVINGS-STOCK PURCHASE PROGRAM FOR SALARIED EMPLOYEES IN THE UNITED STATES

By: /s/ Michael S. Fligstein Name: Michael S. Fligstein Title: Director, Pension and Welfare Benefit Plans

INDEX TO EXHIBITS

Exhibit Number		Page No.
5 (a)	Opinion of Diane L. Kaye, Esq., Assistant
	General Counsel and Secretary of the Company,
	in respect to the legality of the securities
	to be registered hereunder.	6

23 (a)	Independent Auditors’ Consent	7

23 (b)	Consent of Diane L. Kaye, Esq., Assistant	n/a
	General Counsel and Secretary of the Company
	(included in Exhibit 5 (a) above)